Exhibit 99.1

CRH Medical Appoints Brian Griffin to Board of Directors

VANCOUVER, April 23, 2020 /CNW/ - CRH Medical Corporation ("CRH" or the "Company") (TSX: CRH) (NYSE MKT: CRHM) is pleased to announce that it has appointed Brian Griffin to its Board of Directors, increasing the size of the Board to five members, effective immediately.

"On behalf of our team, I am delighted to welcome Brian to our Board," said Dr. Tushar Ramani, Chair and Chief Executive Officer of CRH. "A proven leader, Brian brings extensive insights from a long career managing large scale companies in the health insurer segment. We believe Brian's skills and knowledge will expand and strengthen the capabilities of our Board, and as CRH continues to execute its growth strategy, we look forward to leveraging his keen understanding of the payor environment."

Mr. Griffin has a proven track record of over 35 years of senior leadership and operational experience in healthcare. He most recently served as Chairman and Chief Executive Officer of Diplomat Pharmacy Inc., one of the nation's largest independent Specialty Pharmacies and Pharmacy Benefit Managers (PBM), until it was recently acquired by UnitedHealth Group Inc. (NYSE: UNH). Previously, Mr. Griffin joined Anthem (NYSE: ANTM), in 2013, initially as President and Chief Executive Officer of its Empire BlueCross BlueShield - New York Company, and ultimately assuming the role of President of Anthem's Commercial Business, including its 14 BlueCross BlueShield plans nationwide. Thereafter, Mr. Griffin was named Chief Executive Officer of IngenioRx, Anthem's wholly owned national PBM. Mr. Griffin also held positions of increasing responsibility with Medco Health Solutions, Inc. and US Healthcare, Inc.

"I am honored to join the CRH Board at this exciting time in the company's history and contribute my relevant experience and perspectives," said Mr. Griffin. "I am very eager to collaborate with the Board and management team in order to maximize the full potential of the company's expanding services platform."

About CRH Medical Corporation:

CRH Medical Corporation is a North American company focused on providing gastroenterologists throughout the United States with innovative services and products for the treatment of gastrointestinal diseases. In 2014, CRH became a full-service gastroenterology anesthesia company that provides anesthesia services for patients undergoing endoscopic procedures in ambulatory surgical centers. To date, CRH has completed 26 anesthesia acquisitions. CRH now serves 58 ambulatory surgical centers in eleven states and performs approximately 378,000 procedures annually. In addition, CRH owns the CRH O'Regan System, a single-use, disposable, hemorrhoid banding technology that is safe and highly effective in treating all grades of hemorrhoids. CRH distributes the O'Regan System, treatment protocols, operational and marketing expertise as a complete, turnkey package directly to gastroenterology practices, creating meaningful relationships with the gastroenterologists it serves. CRH's O'Regan System is currently used in all 48 lower US states.

Cautionary Note Regarding Forward-looking Statements

Information included or incorporated by reference in this press release may contain forward-looking statements. This information may involve known and unknown risks, uncertainties, and other factors which may cause our actual results, performance, or achievements to be materially different from the future results, performance, or achievements expressed or implied by any forward-looking statements. Forward-looking statements, which involve assumptions and describe our future plans, strategies, and expectations, are generally identifiable by use of the words "may," "will," "should," "expect," "anticipate," "estimate," "believe," "plan," "intend" or "project" or the negative of these words or other variations on these words or comparable terminology. If certain risks materialize, or if our assumptions prove otherwise to be untrue, our results will differ from those suggested by our forward-looking statements and our results and operations may be negatively affected.  For a complete discussion of these risks and assumptions, see the Company's Form 10-K Annual Report, which is available on EDGAR at www.sec.gov/edgar.shtml or on the Company's website at www.crhmedcorp.com. Forward looking statements in this press release include statements regarding the terms and conditions of the PPP Loan and repayment thereof. Actual events or results may differ materially from those discussed in forward-looking statements. There can be no assurance that the forward-looking statements currently contained in this report will in fact occur. The Company bases its forward-looking statements on information currently available to it. The Company disclaims any intent or obligations to update or revise publicly any forward-looking statements whether as a result of new information, estimates or options, future events or results or otherwise, unless required to do so by law.

View original content:http://www.prnewswire.com/news-releases/crh-medical-appoints-brian-griffin-to-board-of-directors-301045777.html

SOURCE CRH Medical Corporation

View original content: http://www.newswire.ca/en/releases/archive/April2020/23/c9129.html

%CIK: 0001461119

For further information: please contact: Constantine Davides, CFA, (339) 970-2846, constantine.davides@westwicke.com

CO: CRH Medical Corporation

CNW 08:30e 23-APR-20